Exhibit 99.1

Paylocity Announces Third Quarter Fiscal Year 2014 Financial Results

•                  Total Revenue of $33.8 million, up 41% year over year

•                  Recurring Revenue of $31.2 million, up 40% year over year

•                  Completed initial public offering raising net proceeds of $82 million

Arlington Heights, IL. — May 8, 2014 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for its third quarter of fiscal year 2014, which ended March 31, 2014.

“Our third quarter results demonstrated that our business continues to perform well across all of our key metrics,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity.  “The third quarter is always our highest revenue quarter and this year was no exception. However, not only did we see the seasonal boost of high gross margin fees for annual filings, we saw higher demand for our cloud-based, unified payroll and HCM solutions as mid-sized companies seek to leverage their payroll system to more proactively manage their human capital.  We believe we are in the early stages of a major market share shift from traditional payroll service providers to cloud-based software and that Paylocity is uniquely positioned to capitalize on this trend in a multi-billion dollar market opportunity.”

Beauchamp added, “Our recent IPO was a key milestone for Paylocity which further increases our market profile and provides additional financial resources to execute on our growth initiatives.”

Third Quarter 2014 Financial Highlights

Revenue:

•                  Total revenue was $33.8 million, an increase of 41% from the third quarter of fiscal year 2013.

•                  Total recurring revenue was $31.2 million, represented 92% of total revenue and increased 40% on a year-over-year basis.

Operating Income:

•                  GAAP operating income was $2.1 million, compared to operating income of $2.6 million in the third quarter of fiscal year 2013.

•                  Non-GAAP operating income was $3.5 million, compared to non-GAAP operating income of $2.7 million in the third quarter of fiscal year 2013.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $5.2 million for the third quarter of fiscal year 2014 compared to Adjusted EBITDA of $4.2 million for the third quarter of fiscal year 2013.

Net Income:

•                  GAAP net income was $1.2 million, compared to net income of $2.0 million for the third quarter of fiscal year 2013. On a pro forma basis to reflect the conversion of all outstanding preferred shares as of July 1, 2013, net income per share for the three months ended March 31, 2014 would have been $0.03, based on 44.9 million diluted weighted average common shares outstanding, compared to net income per share of $0.05 for the third quarter of fiscal year 2013, based on 44.4 million diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $2.0 million compared to $2.1 million in the third quarter of fiscal year 2013. On a pro forma basis, non-GAAP net income per share was $0.04 for the third quarter of fiscal year 2014 based on 44.9 million diluted weighted average common shares outstanding, compared to net income per share of $0.05 for the third quarter of fiscal year 2013, based on 44.4 million diluted weighted average common shares outstanding.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $88.9 million at the end of the quarter.  During the quarter, the company issued and sold 5.4 million shares of common stock at $17 per share raising net proceeds of $82 million.

•                  Cash flow from operations for the nine months ended March 31, 2014 was $8.1 million compared to $5.0 million for the same period in fiscal year 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 8, 2014, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2014 as indicated below.

Fourth Quarter 2014:

•                  Total revenue is expected to be in the range of $26 million to $27 million.

•                  Adjusted EBITDA is expected to be a loss in the range of $(2.3) million to $(1.3) million.

•                  Non-GAAP net loss is expected to be in the range of ($2.8) million to ($1.8) million, or $(0.06) to $(0.04) per share, based on 49.6 million basic weighted average common shares outstanding. This guidance assumes an income tax benefit of approximately $1.2 million.

Fiscal Year 2014:

•                  Total revenue is expected to be in the range of $106 million to $107 million.

•                  Adjusted EBITDA is expected to be in the range of $3.4 million to $4.4 million.

•                  On a pro forma basis to reflect the conversion of all outstanding preferred shares as of July 1, 2013, non-GAAP net loss is expected to be in the range of ($2.2) million to $(1.2) million, or $(0.05) to $(0.03) per share, based on 45.4 million basic weighted average common shares outstanding. This guidance assumes an income tax benefit of approximately $0.8 million.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (315) 625-6892 or (855) 226-3021, passcode 31332532. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense. Adjusted gross profit and adjusted recurring gross profit are adjusted for stock-based compensation expense and amortization of capitalized research and development costs. Non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are adjusted for stock-based compensation expense. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to attract new clients to enter into subscriptions for its services; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry; changes in the competitive environment in Paylocity’s industry and the market in which it operates; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its prospectus filed with the SEC pursuant to Rule 424(b)(4) on March 19, 2014.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Source: Paylocity

Investor Contact:

Sheila Ennis

ICR

investors@paylocity.com

415-430-2073

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(In thousands)

	June 30, 2013	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$7,594	$88,944
Accounts receivable, net	740	791
Prepaid expenses and other	1,875	3,160
Taxes receivable	—	131
Deferred income tax assets, net	602	563
Total current assets before funds held for clients	10,811	93,589
Funds held for clients	355,905	541,723
Total current assets	366,716	635,312
Long-term prepaid expenses	—	344
Capitalized software, net	2,614	3,800
Property and equipment, net	8,586	12,142
Total assets	$377,916	$651,598
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$625	$—
Accounts payable	880	3,088
Taxes payable	207	—
Accrued expenses	6,794	10,572
Total current liabilities before client fund obligations	8,506	13,660
Client fund obligations	355,905	541,723
Total current liabilities	364,411	555,383
Long-term debt, net of current portion	938	—
Deferred income tax liabilities, net	269	172
Deferred rent	2,317	2,647
Total liabilities	$367,935	$558,202
Redeemable convertible preferred stock, $0.001 par value, 18,000 authorized as of June 30, 2013 and no shares authorized as of March 31, 2014
Series A, 6% cumulative dividend, 9,500 shares issued and outstanding as of June 30, 2013 and no shares issued and outstanding March 31, 2014	9,339	—
Series B, 8% cumulative dividend, 8,400 shares issued and outstanding at June 30, 2013 and no shares issued and outstanding March 31, 2014	27,234	—
Stockholders’ equity (deficit)
Common stock, $0.001 par value, 66,667 authorized, 31,988 shares issued and outstanding as of June 30, 2013 and 155,000 authorized, 49,564 shares issued and outstanding March 31, 2014	32	50
Preferred stock, $0.001 par value, no shares authorized, issued and outstanding as of June 30, 2013 and 5,000 authorized, no shares issued and outstanding as of March 31, 2014	—	—
Additional paid-in capital	437	120,813
Accumulated deficit	(27,061)	(27,467)
Total stockholders’ equity (deficit)	(26,592)	93,396
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$377,916	$651,598

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2013	2014	2013	2014
Revenues
Recurring fees	$21,824	$30,719	$52,463	$73,602
Interest income on funds held for clients	447	491	1,072	1,222
Total recurring revenues	22,271	31,210	53,535	74,824
Implementation services and other	1,735	2,556	3,497	5,216
Total revenues	24,006	33,766	57,032	80,040
Cost of revenues
Recurring revenues	7,896	10,246	21,190	27,320
Implementation services and other	2,838	4,679	7,600	12,670
Total cost of revenues	10,734	14,925	28,790	39,990
Gross profit	13,272	18,841	28,242	40,050
Operating expenses
Sales and marketing	5,888	8,678	13,714	19,290
Research and development	1,852	2,443	4,906	6,746
General and administrative	2,928	5,587	8,722	14,726
Total operating expenses	10,668	16,708	27,342	40,762
Operating income (loss)	2,604	2,133	900	(712)
Other income (expense)	(8)	59	(17)	109
Income (loss) before income taxes	2,596	2,192	883	(603)
Income tax (expense) benefit	(575)	(1,042)	106	197
Net income (loss)	$2,021	$1,150	$989	$(406)
Net income (loss) attributable to common stockholders	$1,294	$430	$(1,192)	$(2,688)
Net income (loss) per share attributable to common stockholders, basic and diluted	$0.03	$0.01	$(0.04)	$(0.08)
Weighted average number of shares of common stock used in computing net loss per share attributable to common stockholders:
Basic	43,921	44,360	31,988	32,437
Diluted	44,407	44,870	31,988	32,437

Stock-based compensation included in the above line items:

	Three months ended March 31,		Nine months ended March 31,
	2013	2014	2013	2014
Cost of revenue - recurring	$—	$113	$—	$113
Cost of revenue - non-recurring	—	97	—	97
Sales and marketing	—	175	—	175
Research and development	—	139	—	139
General and administrative	130	841	392	1,190
Total stock-based compensation	$130	$1,365	$392	$1,714

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended March 31,
	2013	2014
Cash flows from operating activities:
Net income (loss)	$989	$(406)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	392	1,714
Depreciation and amortization	4,145	4,544
Deferred income tax benefit	(386)	(58)
Provision for doubtful accounts	45	79
Changes in operating assets and liabilities:
Increase in accounts receivable	(206)	(130)
Increase in prepaid expenses	(1,547)	(1,629)
Increase in trade accounts payable	203	947
Increase in accrued expenses	1,406	3,016
Net cash provided by operating activities	5,041	8,077
Cash flows from investing activities:
Capitalized internally developed software costs	(1,115)	(2,919)
Purchases of property and equipment	(2,865)	(4,954)
Net change in funds held for clients	(189,935)	(185,818)
Net cash used in investing activities	(193,915)	(193,691)
Cash flows from financing activities:
Net change in client funds obligation	189,935	185,818
Principal payments on long-term debt	(1,469)	(1,563)
Proceeds from initial public offering, net of issuance costs	—	82,709
Proceeds from exercise of stock options	76	—
Payments for redemption of Common Shares	(162)	—
Net cash provided by financing activities	188,380	266,964
Net Change in Cash and Cash Equivalents	(494)	81,350
Cash and Cash Equivalents—Beginning of Period	9,031	7,594
Cash and Cash Equivalents—End of Period	$8,537	$88,944
Supplemental disclosure of non-cash investing and financing activities
Build-out allowance received from landlord	$325	$580
Purchases of property and equipment, accrued but not paid	$68	$784
Unpaid initial offering costs	—	$678
Supplemental disclosure of cash flow information
Cash paid for income taxes	$56	$202
Cash paid for interest	$353	$70

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended March 31,		Nine months Ended March 31,
	2013	2014	2013	2014
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$13,272	$18,841	$28,242	$40,050
Amortization of capitalized research and development costs	751	580	2,346	1,809
Stock-based compensation expense	—	210	—	210
Adjusted gross profit	$14,023	$19,631	$30,588	$42,069

	Three months Ended March 31,		Nine months Ended March 31,
	2013	2014	2013	2014
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$22,271	$31,210	$53,535	$74,824
Cost of recurring revenues	7,896	10,246	21,190	27,320
Recurring gross profit	14,375	20,964	32,345	47,504
Amortization of capitalized research and development costs	751	580	2,346	1,809
Stock-based compensation expense	—	113	—	113
Adjusted recurring gross profit	$15,126	$21,657	$34,691	$49,426

	Three months Ended March 31,		Nine months Ended March 31,
	2013	2014	2013	2014
Reconciliation from operating income (loss) to non-GAAP operating income:
Operating income (loss)	$2,604	$2,133	$900	$(712)
Stock-based compensation expense	130	1,365	392	1,714
Non-GAAP operating income	$2,734	$3,498	$1,292	$1,002

	Three months Ended March 31,		Nine months Ended March 31,
	2013	2014	2013	2014
Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$2,021	$1,150	$989	$(406)
Interest expense	43	22	162	67
Income tax expense (benefit)	575	1,042	(106)	(197)
Depreciation and amortization	1,412	1,620	4,145	4,544
EBITDA	4,051	3,834	5,190	4,008
Stock-based compensation expense	130	1,365	392	1,714
Adjusted EBITDA	$4,181	$5,199	$5,582	$5,722

	Three months Ended March 31,		Nine months Ended March 31,
	2013	2014	2013	2014
Reconciliation from net income (loss) to non-GAAP net income:
Net income (loss)	$2,021	$1,150	$989	$(406)
Stock-based compensation expense, net of tax	79	833	240	1,046
Non-GAAP net income	$2,100	$1,983	$1,229	$640

	Three months Ended March 31,		Nine months Ended March 31,
	2013	2014	2013	2014
Calculation of non-GAAP net income per share:
Non-GAAP net income	$2,100	$1,983	$1,229	$640
Pro forma weighted average number of shares of common stock	44,407	44,870	44,407	44,576
Non-GAAP net income per share	$0.05	$0.04	$0.03	$0.01